UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________
FORM 8-K
_________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 3, 2013

ExactTarget, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35461	20-1367351
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 North Meridian Street, Suite 200 Indianapolis, Indiana 46204
(Address of principal executive offices)
(317) 423-3928
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Acquisition Agreement

On June 3, 2013, ExactTarget, Inc. (the “Company”) entered into an Acquisition Agreement (the “Acquisition Agreement”) by and among salesforce.com, inc. (“Parent”) and Excalibur Acquisition Corp., a wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Acquisition Agreement, and upon the terms and subject to the conditions thereof, Merger Sub will commence a cash tender offer (the “Offer”) to purchase all of the outstanding shares of common stock, $0.0005 par value per share, of the Company (the “Shares”) at a price per share of $33.75 (the “Offer Price”), net to the seller in cash, without interest.
The Offer will be subject to customary conditions, including the valid tender of the number of Shares that would represent more than 50.00% of the outstanding Shares and the expiration or termination of the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
Under the terms of the Acquisition Agreement, following the completion of the Offer, Merger Sub will be merged with and into the Company, pursuant to which the Company will become a wholly owned subsidiary of Parent (the “Merger”). In the Merger, all then outstanding Shares, other than Shares held by the Company, Parent and Merger Sub, and Shares held by stockholders who have validly exercised their appraisal rights under the Delaware General Corporation Law (the “DGCL”), will be cancelled and converted into the right to receive the Offer Price.
Under the terms of the Acquisition Agreement, if following the consummation of the Offer, Parent and its subsidiaries hold a number of Shares that enable Parent to consummate the Merger under the “short form” merger procedures of Section 253 of the DGCL, Parent will take all necessary action to consummate the Merger as soon as reasonably practicable thereafter in accordance with Section 253 of the DGCL. Under the terms of the Acquisition Agreement, the Company has granted Merger Sub an irrevocable option, exercisable only upon the terms and subject to the conditions set forth therein, to purchase a number of Shares equal to the lowest number of Shares that, when added to the number of Shares owned by Parent and its subsidiaries after the completion of the Offer, will constitute one share more than 90% of the Shares then outstanding (the “Short Form Merger Threshold”) in order to facilitate completion of the Merger under Section 253 of the DGCL.
In the event that following the consummation of the Offer, Parent and its subsidiaries do not hold sufficient Shares to enable Parent to consummate the Merger under the “short form” merger procedures of Section 253 of the DGCL, and the Company has insufficient authorized Shares to issue to Parent a sufficient number of Shares to achieve the Short Form Merger Threshold, then the Company will call and convene a meeting of stockholders to vote on the Merger. In this event, Parent will vote all of the Shares it obtained in the Offer in favor of the Merger, so Parent will control the outcome of the vote on the Merger and guarantee the successful approval of the Merger.
The Acquisition Agreement contains representations, warranties and covenants of the Company, Parent and Merger Sub, including among others, covenants by the Company concerning the conduct of its business during the pendency of the transactions contemplated by the Acquisition Agreement, restrictions on solicitation of competing acquisition proposals, public disclosures and other matters. The Acquisition Agreement contains certain termination rights of the Company and Parent and provides that, upon the termination of the Acquisition Agreement under specified circumstances, the Company will be required to pay Parent a termination fee of $78.24 million.
The foregoing descriptions of the Acquisition Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Acquisition Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by this reference. The Acquisition Agreement, which has been included to provide investors with information regarding its terms and is not intended to provide any other factual information about the Company or Parent, contains representations and warranties of each of the Company, Parent and the Merger Sub. The assertions embodied in those representations and warranties were made for purposes of the Acquisition Agreement and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Acquisition Agreement, including information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Acquisition Agreement. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of a specific date and are modified in important part by the underlying disclosure schedules. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters of fact. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Acquisition Agreement, which subsequent information may or may not be fully reflected in the Company's or Parent's public disclosures.
Support Agreements

In order to induce Parent and Merger Sub to enter into the Acquisition Agreement, certain stockholders of the Company entered into support agreements with Parent and Merger Sub (the “Support Agreements”) concurrent with the execution and delivery of the Acquisition Agreement. Shares held by these stockholders that are eligible to be tendered into the Offer represent, in the aggregate, approximately 20% of the Shares outstanding on the date of the Acquisition Agreement. Subject to the terms and conditions of the Support Agreements, such stockholders agreed, among other things, to tender their Shares in the Offer and, if required, to vote their Shares in favor of adoption of the Acquisition Agreement. The foregoing descriptions of the Support Agreements do not purport to be complete and are qualified in their entirety by reference to the Support Agreements, a form of which is filed as Exhibit 10.1 hereto and is incorporated herein by this reference.
Item 8.01. Other Events.
On June 4, 2013, the Company and Parent issued a joint press release announcing the entry into the Acquisition Agreement. A copy of that press release is attached hereto as Exhibit 99.1.
Additional Information
The Offer has not yet commenced and this report is neither an offer to purchase nor a solicitation of an offer to sell shares of common stock of the Company. At the time the Offer is commenced, Parent and Merger Sub will file with the SEC a Tender Offer Statement on Schedule TO, and the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer. Company stockholders and other investors are strongly advised to read the Offer materials (including the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents) and the Solicitation/Recommendation Statement because they will contain important information which should be read carefully before any decision is made with respect to the Offer. The Tender Offer Statement and the Solicitation/Recommendation Statement will be available for free at the SEC's website at www.sec.gov. Free copies of these materials and other Offer documents will be made available by the information agent for the Offer.
In addition to the Offer to Purchase, the related Letter of Transmittal and certain other Offer documents, the Company and Parent file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by the parties at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. The parties' filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at www.sec.gov.
Forward-Looking Statements
This report contains “forward-looking statements,” relating to the acquisition of the Company by Parent and Merger Sub. All statements other than historical facts included in this report, including, but not limited to, statements regarding the timing and the closing of the transaction, the expected benefits of the transaction, prospective performance and future business plans, and any assumptions underlying any of the foregoing, are forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown, or unknown risks or uncertainties materialize, actual results could vary materially from the parties' expectations and projections. Risks and uncertainties include, among other things, uncertainties regarding the timing of the closing of the transaction, uncertainties as to how many of the Company's stockholders may tender their stock in the Offer; the possibility that various closing conditions to the tender offer and merger transactions may not be satisfied or waived, including that a governmental entity may prohibit, delay, or refuse to grant approval for the consummation of the transaction; that there is a material adverse change to the Company; that the integration of the Company's business into Parent is not as successful as expected; the failure of Parent to achieve the expected financial and commercial results from the transaction; other business effects, including effects of industry, economic or political conditions outside the Company's control; transaction costs; actual or contingent liabilities; as well as other cautionary statements contained elsewhere herein and in the companies' periodic reports filed with the SEC including the factors set forth in the Company's most recent annual report on Form 10-K, the Tender Offer Statement on Schedule TO and other Offer documents to be filed by Parent, and the Solicitation/Recommendation Statement on Schedule 14D-9 to be filed by the Company. These forward-looking statements reflect the Company's expectations as of the date of this report. The Company undertakes no obligation to update the information provided herein. Additional information about the Company is available at www.exacttarget.com.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
2.1*	Acquisition Agreement dated as of June 3, 2013, by and among ExactTarget, Inc., salesforce.com, inc. and Excalibur Acquisition Corp.
10.1	Form of Support Agreement, dated June 3, 2013, by and between salesforce.com, inc. and the stockholders party thereto
99.1	Press Release issued by ExactTarget, Inc. and salesforce.com, inc. on June 4, 2013

*
Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXACTTARGET, INC.
(Registrant)

Date: June 4, 2013	/s/ Steven A. Collins
Steven A. Collins
Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit Number	Description
2.1*	Acquisition Agreement dated as of June 3, 2013, by and among ExactTarget, Inc., salesforce.com, inc. and Excalibur Acquisition Corp.
10.1	Form of Support Agreement, dated June 3, 2013, by and between salesforce.com, inc. and the stockholders party thereto
99.1	Press Release issued by ExactTarget, Inc. and salesforce.com, inc. on June 4, 2013

*
Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.